                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      FLORIDA EAST COAST INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                            (Florida East Coast Industries Logo)

                                                               One Malaga Street
                                                         St. Augustine, FL 32084

                                             April 23, 2002

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Florida East Coast Industries, Inc. The meeting will be held at Flagler College, 74 King Street, St. Augustine, Florida, on Thursday, May 30, 2002, at 10:30 a.m.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement. The principal business at the Annual Meeting will be the election of directors by each of the Class A Shareholders and Class B Shareholders, the approval of the Company's stock incentive plan and the approval of an employee stock purchase plan.

     Your vote is important. We encourage you to sign and return your proxy card, or use telephone or Internet voting if indicated on the proxy card, before the meeting so that your shares will be represented and voted even if you do not attend the meeting.

                                             /s/ Robert W. Anestis
                                             Robert W. Anestis
                                             Chairman of the Board,
                                             President and Chief
                                             Executive Officer

                      FLORIDA EAST COAST INDUSTRIES, INC.
                               ONE MALAGA STREET
                            ST. AUGUSTINE, FL 32084

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 2002

                             ---------------------

     The Annual Meeting of the Shareholders of Florida East Coast Industries, Inc. will be held in the Flagler Room, Flagler College, 74 King Street, St. Augustine, Florida, on Thursday, May 30, 2002, at 10:30 a.m.

     The Annual Meeting will consider the following business, which is described in the accompanying Proxy Statement:

          1. The election of ten directors: two directors to be elected by Class A Shareholders and eight directors to be elected by Class B Shareholders.

          2. The approval of the Florida East Coast Industries' Stock Incentive Plan.

          3. The approval of the Florida East Coast Industries' Employee Stock Purchase Plan.

          4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has set April 3, 2002 as the record date for determining those shareholders who will be entitled to notice of and to vote at the meeting.

     The holders of a majority of the outstanding shares of each class of Common Stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.

     The attached Proxy Statement contains important information regarding the matters to be acted upon at the Annual Meeting.

                                        By Order of the Board of Directors.

                                                  /s/ HEIDI J. EDDINS
                                                       Secretary
Dated: April 23, 2002

                             ---------------------

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE OR USE TELEPHONE OR INTERNET VOTING IF INDICATED ON YOUR PROXY CARD.

                      FLORIDA EAST COAST INDUSTRIES, INC.
                               ONE MALAGA STREET
                          ST. AUGUSTINE, FLORIDA 32084

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 2002

     This Proxy Statement is being mailed to shareholders on or about April 23, 2002, in connection with the solicitation by the Board of Directors of Florida East Coast Industries, Inc. (FECI or the Company), of proxies to be voted at the Annual Meeting of Shareholders to be held on May 30, 2002, or at any adjournment thereof (the Annual Meeting).

     The principal business address of FECI is One Malaga Street, St. Augustine, Florida 32084, and the telephone number is (904)829-3421.

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is being solicited by Order of the Board of Directors of the Company for use in connection with the Annual Meeting of the Company's shareholders to be held May 30, 2002. The expense of printing and mailing this Proxy Statement will be borne by the Company. In addition to solicitation of proxies by mail, directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors personally, or by telephone or by facsimile, but it is estimated that the expense of any such solicitation will be nominal. The Company may reimburse brokers and other nominees for the expenses of forwarding proxy materials to the beneficial owners of stock held in their names. The Company has retained the services of Georgeson Shareholder Communications Inc. to assist in the solicitation at a cost of $10,000. Beneficial owners of the Company's stock may be given the opportunity to vote through the Internet or by telephone. The proxy card, which is included with this statement, states if Internet or telephone voting is available.

     A proxy may be revoked by a shareholder at any time prior to its being voted by written notice to the Secretary of the Company at the address noted above, or by attendance and voting in person at the Annual Meeting by ballot. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder. If no instructions are given, proxies will be voted for the election of each of the nominees for election as director, and otherwise as recommended by the Board of Directors.

                            MATTERS TO BE CONSIDERED

     Shareholders will consider and act upon proposals to (i) elect ten directors to serve until the Annual Meeting of Shareholders in 2003, or until their respective successors are elected and qualified (two directors will be elected by Class A Shareholders and eight directors will be elected by Class B Shareholders), (ii) approve the Company's Stock Incentive Plan, (iii) approve the Company's Employee Stock Purchase Plan, and (iv) transact such other business as may properly come before the meeting or any adjournment thereof.

                               VOTING SECURITIES

RECORD DATE; SHARES OUTSTANDING

     The Board of Directors of the Company has designated April 3, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, the Company had 36,530,637 shares of Common Stock, no par value (the Common Stock), issued and outstanding, consisting of 16,921,421 shares of Class A Common Stock and 19,609,216 shares of Class B Common Stock. Except for the election of directors or when required by law, the holders of Class A

Common Stock and holders of Class B Common Stock vote together as a single class, with each share of Class A Common Stock and Class B Common Stock having one vote.

QUORUM; VOTING

     The holders of a majority of the outstanding shares of each class of Common Stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. Under the rules of the New York Stock Exchange (the NYSE), brokers holding shares for customers have the authority to vote on certain matters when they have not received instructions from the beneficial owners and do not have such authority as to certain other matters (so-called broker non-votes). Brokers will not be able to vote on the Company's Stock Incentive Plan without instructions from the beneficial owner. With regard to the election of directors, votes may be cast in favor or withheld. For purposes of determining the presence of a quorum, abstentions on matters, other than the election of the Board of Directors, will be included in the computation of the number of shares of Common Stock that are present. Any proxy marked "withhold authority" with respect to the election of a particular nominee for director or "abstain" with respect to any other matter will be counted as shares present and entitled to vote and, accordingly, any such marking of a proxy will have the same effect as a vote against the matter to which it relates.

VOTING FOR DIRECTORS

     The holders of Class A Common Stock are entitled to elect the number of directors which equals 20 percent of the members of the Board (two directors), and the holders of Class B Common Stock are entitled to elect the remaining directors (eight directors). Directors are elected by a plurality. The class and number of shares you own are shown on the enclosed proxy card. Each shareholder is entitled to cumulate his, her or its shares for purposes of electing directors. Each shareholder is entitled to multiply the number of votes that shareholder is entitled to cast by the number of directors for whom that shareholder is entitled to vote. The resulting share votes may be cast for a single candidate or distributed among as many candidates as the shareholder sees fit.

SIGNIFICANT SHAREHOLDER LIMITATION

     The Company's Amended and Restated Articles of Incorporation provide that if any person or entity or group acting together beneficially owns 15 percent or more of the outstanding shares of Class B Common Stock (Significant Shareholder), such Significant Shareholder's right to vote shares of Class B is limited as follows: the Significant Shareholder may vote its "Applicable Shares" in its sole discretion. Applicable Shares are the number of Class B shares equal to such Significant Shareholder's Economic Interest (number of Class B shares owned by the Significant Shareholder divided by total shares outstanding as of October 9, 2000) divided by 0.80 and multiplied by the total number of outstanding shares of Class B. Any Class B shares held by a Significant Shareholder in excess of the Applicable Shares are voted pro rata in accordance with the votes of all other holders of Class B Common Stock. The effect of the Class B Significant Shareholder voting limitation is to restrict the number of shares of Class B Common Stock that a Significant Shareholder may freely vote to the number of shares that would allow the Significant Shareholder to elect the number of directors that is proportionate to the Significant Shareholder's Economic Interest in the Company as represented by such Significant Shareholder's ownership of Class B shares.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, ten directors of the Company are to be elected to serve until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified. The Company has two classes of Common Stock, Class A and Class B. Class A Shareholders are entitled to elect two of the ten directors and Class B Shareholders are entitled to elect eight of the ten directors.

NOMINEES

     The ten individuals named below are the nominees for election as directors. The proxies named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote for the election to the Board of Directors of the persons named below. All of the nominees are now directors of the Company. Certain information concerning each of the nominees is set forth below. A shareholder's proxy will be voted for the election of these nominees unless otherwise indicated by the shareholder.

     The Board knows of no reason why any nominee for director would be unable to serve as a director. If any nominee should, for any reason, be unable to serve, the shares represented by all valid proxies would be voted for the election of such other persons as the Board of Directors may designate.

                                    DIRECTOR             PRINCIPAL OCCUPATION OR EMPLOYMENT FOR THE
NAME                                 SINCE     AGE         PAST FIVE YEARS; OTHER DIRECTORSHIPS(1)
----                                --------   ---   ---------------------------------------------------
CLASS A DIRECTORS

ALLEN C. HARPER...................    1994     56    Chairman, President and Chief Executive Officer,
                                                     First Reserve, Inc., a holding company of
                                                     Esslinger-Wooten-Maxwell, Inc., a real estate
                                                     brokerage firm based in Coral Gables, Florida;
                                                     Chairman and Chief Executive Officer, American
                                                     Heritage Railway, which owns and operates scenic
                                                     railroads in Colorado and North Carolina; Director
                                                     of Tri-County Rail Authority and Miami-Dade County
                                                     Expressway Authority; formerly served as Chairman
                                                     and Chief Executive Officer of First American
                                                     Railway, Inc. from April 1996 until July 2,
                                                     1998(2).

GILBERT H. LAMPHERE...............    2000     49    Managing Director, Lamphere Capital Management, a
                                                     private equity firm, 1999 to present; Managing
                                                     Director, Fremont Group, Inc. (S.F.), an investment
                                                     company, from 1994 to 1999; Director, Canadian
                                                     National Railway Company.

                  THE BOARD RECOMMENDS A VOTE FOR ELECTION OF
                       EACH OF THE NOMINEES NAMED ABOVE.

---------------

(1) If no dates are indicated, each nominee has had the same principal occupation for at least the past five years.
(2) First American Railway, Inc. filed a petition under federal bankruptcy laws in October 1998.

                                    DIRECTOR             PRINCIPAL OCCUPATION OR EMPLOYMENT FOR THE
NAME                                 SINCE     AGE         PAST FIVE YEARS; OTHER DIRECTORSHIPS(1)
----                                --------   ---   ---------------------------------------------------
CLASS B DIRECTORS

ROBERT W. ANESTIS.................    1999     56    Chairman, President and Chief Executive Officer,
                                                     FECI, since January 1999; formerly President,
                                                     Anestis & Company, an investment banking and
                                                     financial advisory firm. Also Director, Champion
                                                     Enterprises Inc.; Member, Board of Advisors, CHB
                                                     Capital Partners, LP.

RICHARD S. ELLWOOD................    1998     70    President, R. S. Ellwood & Co., Incorporated, a
                                                     real estate investment banking firm. Also Director,
                                                     Apartment Investment and Management Company and
                                                     Director, FelCor Lodging Trust Incorporated.

J. NELSON FAIRBANKS...............    1989     66    Retired as of September 2000. Former President,
                                                     Chief Executive Officer and Director, United States
                                                     Sugar Corporation.

DAVID M. FOSTER...................    2000     67    Independent business consultant, Jacksonville,
                                                     Florida; Director, SunTrust Bank/North Florida and
                                                     Director, Gate Petroleum Company. Part-time
                                                     employee of Jacksonville Greyhound Racing, Inc.
                                                     Previously attorney with Rogers, Towers, Bailey,
                                                     Jones & Gay, P.A., a law firm.

ADOLFO HENRIQUES..................    1998     48    Group CEO of Union Planters Bank -- Southern Group
                                                     since July 2001. Previously served as President and
                                                     Chief Executive Officer, Union Planters
                                                     Bank-Florida, from February 1998 to July 2001.
                                                     Chairman, South Florida NationsBank, from October
                                                     1997 to February 1998 and prior thereto, President,
                                                     NationsBank-Dade County, from January 1996 to
                                                     October 1997.

JOSEPH NEMEC......................    2000     61    Senior Vice President, Booz, Allen and Hamilton,
                                                     head of US Commercial Management consulting
                                                     practice; Director, Black & Veatch, a privately
                                                     held engineering and construction company.

HERBERT H. PEYTON.................    2000     70    President and Chief Executive Officer of Gate
                                                     Petroleum Company. Trustee, Alfred I. duPont
                                                     Testamentary Trust; Director of The Nemours
                                                     Foundation and The St. Joe Company.

W. L. THORNTON....................    1984     73    Director, The St. Joe Company; Trustee, Alfred I.
                                                     duPont Testamentary Trust; Director, The Nemours
                                                     Foundation. The Trust and Foundation are
                                                     shareholders of FECI. Prior to May 21, 1997,
                                                     Chairman of the Board and Chief Executive Officer
                                                     of FECI. Prior to May 1995, Chairman, President and
                                                     Chief Executive Officer of FECI.

                THE BOARD RECOMMENDS A VOTE FOR ELECTION OF EACH
                          OF THE NOMINEES NAMED ABOVE.

---------------

(1) If no dates are indicated, each nominee has had the same principal occupation for at least the past five years.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board holds quarterly meetings, including one meeting following the Annual Shareholders' Meeting, and other meetings when called in accordance with the Company's By-Laws. During 2001, the Board held six meetings.

     To assist it in carrying out its duties, the Board has authority to appoint committees. Under that authority, the Board has two standing committees, an Audit Committee and a Compensation Committee.

COMMITTEES OF THE BOARD

     The Audit Committee is focused on the following areas: (a) the adequacy of the Company's financial reporting process and the reliability of the Company's financial statements, (b) the independence and performance of the Company's independent auditors, and (c) the adequacy of the Company's internal control systems regarding financial, accounting, legal compliance and ethics. The Committee meets with management and the Company's internal auditors periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. It discusses these matters with the Company's independent auditors and with appropriate Company financial personnel. The Committee also recommends to the Board the appointment of the independent auditors and periodically reviews their performance and independence from management. The Board of Directors has determined that none of the members of the Committee has a relationship to the Company that may interfere with their independence from the Company and its management and, therefore, the directors who serve on the Committee are all "independent" for purposes of the New York Stock Exchange listing standards. The Board has adopted a written charter setting out the audit related functions the Audit Committee is to perform. Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles, and discuss with the Audit Committee any issues they believe should be raised with them. The Audit Committee is currently comprised of Adolfo Henriques (Chair), W. L. Thornton, Richard S. Ellwood, David M. Foster and Gilbert Lamphere, each of whom is a non-employee director. Mr. Lamphere was elected to the Audit Committee by the Board of Directors on February 26, 2002. The Audit Committee held nine meetings during the fiscal year ended December 31, 2001.

     The Compensation Committee periodically reviews the Company's compensation philosophy, policies, practices and procedures, and makes recommendations to the Board concerning changes, as appropriate. The Committee is composed exclusively of five non-employee directors. The Board of Directors has delegated to the Compensation Committee the responsibility of assuring that the Chief Executive Officer and other executive officers of the Company are compensated effectively in a manner consistent with the Company's compensation policies. The Committee reviews and determines annually the individual elements of total compensation for the executive officers of the Company. The Committee considers the advice of independent outside consultants and compensation survey data in determining the amounts and types of compensation the Company pays its officers. In addition to establishing the base salary of the executive officers, the Committee administers the Company's Cash Incentive Plan and the Stock Incentive Plan. The Committee oversees the Company's employee benefit plans, and savings and retirement plans and reports its findings to the Board. The Compensation Committee is currently comprised of Allen C. Harper (Chair), J. Nelson Fairbanks, Gilbert Lamphere, Joseph Nemec and Herbert H. Peyton. The Compensation Committee held six meetings in 2001.

     The full Board of Directors serves as the Nominating Committee.

     Each member of the Board of Directors attended at least 75 percent of the total number of Board meetings and meetings held by committees on which he served.

                           COMPENSATION OF DIRECTORS

     Non-management directors are entitled to a cash retainer of $20,000 per year, a fee of $1,000 for each Board meeting attended and a fee of $1,000 for each committee meeting attended. In addition, each Chairperson of a

Board committee receives a $3,000 cash retainer each year. In addition to these standard fees, directors are reimbursed for transportation and other reasonable expenses incident to attendance at Board and committee meetings. Upon election, new directors are each entitled to receive options for 2,000 shares of the Company's Class A Common Stock. Such options vest and are exercisable one year following the date of the grant at an exercise price equal to fair market value as of the date of the grant. Directors are also entitled to receive options for 3,000 shares of Class A Common Stock upon reelection, with an exercise price equal to the fair market value of the stock as of the date of the grant. The options are vested when granted and expire ten years following the date of the grant. Directors who were reelected in 2001 were each awarded options for 3,000 shares at an exercise price of $38.93 per share. The only management director is Robert W. Anestis, Chairman, President and Chief Executive Officer. A management director does not receive any cash payment, option award or other compensation for his services as a director.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The following table provides information about any person known by management to have been the beneficial owner of more than 5 percent of either class of FECI's Common Stock as of December 31, 2001:

                               AMOUNT AND NATURE OF                      AMOUNT AND NATURE OF
NAMES AND ADDRESSES            BENEFICIAL OWNERSHIP                      BENEFICIAL OWNERSHIP
OF BENEFICIAL OWNER              OF CLASS A STOCK     PERCENT OF CLASS     OF CLASS B STOCK     PERCENT OF CLASS
-------------------            --------------------   ----------------   --------------------   ----------------
Alfred I. duPont Testamentary
  Trust (a), (e)
  4600 Touchton Road, East
  Building 200, Suite 500
  Jacksonville, FL 32246.....              --                 --              11,469,273              58.5%

The Nemours Foundation (b), (e)
  4600 Touchton Road, East
  Building 200, Suite 500
  Jacksonville, FL 32246.....       1,805,556               10.7%                515,761               2.6%

Franklin Mutual Advisors, LLC
  (c), (e)
  51 John F. Kennedy Parkway
  Short Hills, NJ 07078......       5,026,450               29.7%                808,112               4.1%

Alpine Capital, L.P. (d), (e)
  201 Main Street, Suite 3100
  Fort Worth, TX 76102.......       1,456,400                8.6%                     --                --

---------------

(a) The Trustees of the Trust are H. M. Durden, J. S. Lord, H. H. Peyton (a director of FECI), J. F. Porter III, W. T. Thompson III and W. L. Thornton (a director of FECI).

(b) The Directors of the Nemours Foundation are H. M. Durden, J. S. Lord, H. H. Peyton (a director of FECI), J. F. Porter III, W. T. Thompson III and W. L. Thornton (a director of FECI).

(c) Based on Schedule 13G filing dated February 13, 2002.

(d) Based on Schedule 13D filing dated January 3, 2002. Reporting persons include Robert W. Bruce III and Algenpar, Inc., as general partners of Alpine Capital, L.P.; J. Taylor Crandall as sole stockholder of Algenpar, Inc.; Keystone, Inc. and Robert Bass as President of Keystone, Inc. That 13D also reflects the ownership of Keystone, Inc. of an additional 332,100 shares of Class A Common.

(e) Percentage of ownership of all Common Stock issued and outstanding is as follows: The Trust and The Nemours Foundation together own 37.7 percent; Franklin Mutual Advisors, LLC owns 16.0 percent; and Alpine Capital, L.P. owns 4.0 percent.

SECURITY OWNERSHIP OF DIRECTORS; NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

     The following table provides information about the beneficial ownership of FECI Common Stock by the directors, nominees for director, the executive officers named in the Summary Compensation Table and all directors, nominees and executive officers as a group of the Company as of March 31, 2002. The number of shares shown in the table includes the number of shares which the person specified may acquire by exercising options which may be exercised within 60 days of March 31, 2002.

                                             NUMBER OF CLASS                  NUMBER OF CLASS
                                             A COMMON SHARES      PERCENT     B COMMON SHARES     PERCENT
                                            BENEFICIALLY OWNED   OF CLASS*   BENEFICIALLY OWNED   OF CLASS
                                            ------------------   ---------   ------------------   --------
Robert W. Anestis (a).....................       353,373            2.0%           4,100             *
Richard S. Ellwood(b).....................        13,548              *                              *
J. Nelson Fairbanks(c)....................        14,564              *              100             *
David M. Foster(d)........................        11,838              *              500             *
Allen C. Harper(e)........................        14,838              *                              *
Adolfo Henriques(f).......................        14,754              *                              *
Gilbert H. Lamphere(g)....................        10,556              *                              *
Joseph Nemec(h)...........................        10,574              *                              *
Herbert H. Peyton(i)......................        11,838              *              231             *
W. L. Thornton(j).........................        16,084              *              801             *
Heidi J. Eddins(k)........................        35,303              *            1,000             *
Robert F. MacSwain(l).....................        59,544              *                              *
John D. McPherson(m)......................        89,964              *                              *
Richard G. Smith(n).......................        30,500              *                              *
                                                 -------            ---            -----             --
All executive officers, directors and
  nominees as a group (15 persons)........       687,278            4.1%           6,732             *

---------------

* Less than 1 percent.
(a) Includes beneficial ownership of 298,608 shares of Class A Common Stock which may be acquired by exercise of options.
(b) Includes beneficial ownership of 10,744 shares of Class A Common Stock which may be acquired by exercise of options.
(c) Includes beneficial ownership of 11,782 shares of Class A Common Stock which may be acquired by exercise of options.
(d) Includes beneficial ownership of 7,919 shares of Class A Common Stock which may be acquired by exercise of options.
(e) Includes beneficial ownership of 11,919 shares of Class A Common Stock which may be acquired by exercise of options.
(f) Includes beneficial ownership of 11,877 shares of Class A Common Stock which may be acquired by exercise of options.
(g) Includes beneficial ownership of 7,778 shares of Class A Common Stock which may be acquired by exercise of options.
(h) Includes beneficial ownership of 7,787 shares of Class A Common Stock which may be acquired by exercise of options.
(i) Includes beneficial ownership of 7,919 shares of Class A Common Stock which may be acquired by exercise of options. In his capacity as Trustee of The Trust and Director of The Nemours Foundation, Mr. Peyton may also be deemed to be the beneficial owner of the shares of the Company held by The Trust and The Nemours Foundation, totaling 1,805,556 shares of Class A Common and 11,985,034 shares of Class B Common.

(j) Includes beneficial ownership of 11,424 shares of Class A Common shares which may be acquired by exercise of options. In his capacity as Trustee of the Trust and Director of The Nemours Foundation, Mr. Thornton may also be deemed to be the beneficial owner of the shares of the Company held by the Trust and The Nemours Foundation, totaling 1,805,556 shares of Class A Common and 11,985,034 shares of Class B Common.
(k) Includes beneficial ownership of 27,300 shares of Class A Common Stock which may be acquired by exercise of options.
(l) Includes beneficial ownership of 45,077 shares of Class A Common Stock which may be acquired by exercise of options.
(m) Includes beneficial ownership of 45,033 shares of Class A Common Stock which may be acquired by exercise of options.
(n) Includes beneficial ownership of 19,000 shares of Class A Common Stock which may be acquired by exercise of options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires the Company's executive officers and directors, and any persons owning more than 10 percent of a class of the Company's stock to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). During 2001, the executive officers and directors of the Company filed with the SEC on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

     During 2001, Alpine Capital, L.P., Keystone, Inc., and the Anne T. and Robert M. Bass Foundation (the Foundation) each filed late a Form 3, Initial Statement of Beneficial Ownership. The Foundation also filed late certain Forms 4, Statement of Changes in Beneficial Ownership. In June 2001, the Foundation filed a separate Form 4 for eight transactions occurring in December 2000; five transactions occurring in January 2001; two transactions occurring in March 2001; and three transactions occurring in April 2001. An amended Form 4 was filed in July 2001, adding five transactions to those three previously reported as occurring in April 2001. In providing this information the Company has relied on copies of reports provided by Alpine Capital, L.P., Keystone, Inc. and the Foundation.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (the Named Executive Officers), during the three-year period ended December 31, 2001. Each of the Named Executive Officers began employment with the Company on or after January 1, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION
                                                 ANNUAL COMPENSATION                               AWARDS
                                      -----------------------------------------   -----------------------------------------
                                                                      OTHER       RESTRICTED   SECURITIES
                                                                      ANNUAL        STOCK      UNDERLYING      ALL OTHER
                                              SALARY    BONUS(a)   COMPENSATION   AWARDS(b)     OPTIONS     COMPENSATION(c)
NAME AND PRINCIPAL POSITION           YEAR     ($)        ($)         ($)(1)         ($)           #              ($)
---------------------------           ----   --------   --------   ------------   ----------   ----------   ---------------
Robert W. Anestis, 56...............  2001   $521,250   $243,716            *     $        0    182,732         $7,874
Chairman, President                   2000   $500,000   $375,000            *     $        0    109,571         $5,847
& Chief Executive Officer             1999   $400,000   $400,000     $174,910     $1,197,500    540,000         $5,992

Robert F. MacSwain, 59..............  2001   $325,000   $167,256            *     $   89,687    120,476         $7,050
Vice Chairman                         2000   $275,000   $202,400            *     $        0     12,500         $5,847
                                      1999   $206,250   $205,830     $ 47,036     $  205,781     83,000         $6,730

John D. McPherson, 55...............  2001   $312,750   $106,585            *     $        0     76,800         $6,999
Executive Vice President; President,  2000   $300,000   $206,400            *     $        0     12,500         $6,699
Florida East Coast Railway, L.L.C.    1999   $166,667   $161,644     $173,296     $  392,356    110,000         $7,660

Richard G. Smith, 53................  2001   $275,000   $141,524     $ 44,376     $        0     61,000         $6,840
Executive Vice President,             2000   $      0   $     0      $      0     $  255,938     75,000         $    0
Chief Financial Officer               1999   $      0   $     0      $      0     $        0          0         $    0

Heidi J. Eddins, 45.................  2001   $250,000   $128,659            *     $        0     45,000         $6,735
Executive Vice President, Secretary   2000   $235,000   $173,000            *     $        0     24,165         $4,029
and General Counsel                   1999   $152,984   $160,000     $ 56,464     $  137,188     58,000         $3,398

---------------

(a) Cash bonus earned for performance in 2001 was paid to the Named Executive Officers on March 14, 2002. Mr. Anestis was also granted options to acquire 37,232 shares of Class A Common Stock as a component of bonus compensation.
(b) The amounts in the column represent the grant date value of restricted stock awarded to the Named Executive Officers. The number of restricted shares and their values as of December 31, 2001 were as follows: Mr. Anestis had 16,000 shares valued at $370,400; Mr. MacSwain had 7,000 shares valued at $162,050; Mr. McPherson had 6,000 shares valued at $138,900; Mr. Smith had 6,000 shares valued at $138,900, and Mrs. Eddins had 3,000 shares valued at $69,450. The grants were made in 1999 with the exception of Mr. Smith, whose shares were granted on December 20, 2000; the applicable restrictions lapse ratably over five years. The number of shares and values presented are for the remaining restricted portion of the grant as of December 31, 2001. Dividends are paid on the restricted shares in the same way that dividends are paid on Common Stock.
(c) The amounts reported as "All Other Compensation" in the table above include the following payments with respect to 2001:

                                   COMPANY CONTRIBUTION TO    VALUE OF EXECUTIVE LIFE
                                          401K PLAN          INSURANCE PAID BY COMPANY
                                   -----------------------   -------------------------
Anestis..........................         $  3,525                   $  4,349
MacSwain.........................         $  3,525                   $  3,525
McPherson........................         $  3,525                   $  3,474
Smith............................         $  3,525                   $  3,315
Eddins...........................         $  3,525                   $  3,210

* Less than $50,000 and less than 10 percent of the sum of salary and bonus.
(1) Includes temporary living and relocation expenses of $77,054 and taxes paid of $67,330 for Mr. Anestis; temporary living and relocation expenses of $22,232 and taxes paid of $17,462 for Mr. MacSwain; relocation expenses of $72,548 and taxes paid of $68,301 for Mr. McPherson; temporary living and relocation expenses of $26,160 and taxes paid of $18,216 for Mr. Smith; and relocation expenses of $29,064 and taxes paid of $20,334 for Mrs. Eddins.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                NUMBER OF             PERCENT OF TOTAL
                          SECURITIES UNDERLYING   OPTIONS/SARS GRANTED TO    EXERCISE OR                 GRANT DATE
                              OPTIONS/SARS        EMPLOYEES IN FISCAL YEAR   BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                           GRANTED (#)                  (f)               ($/SHARE)       DATE         ($)(g)
----                      ---------------------   ------------------------   -----------   ----------   -------------
Robert W. Anestis.......        52,500 (a)                  18.9               $22.15       09/20/06      $581,175
                                18,000 (b)                                     $21.15       12/14/06      $121,140
                                75,000 (c)                                     $21.15       12/14/06      $504,750

Robert F. MacSwain......        25,000 (d)                  15.3               $35.88       01/01/11      $358,625
                                18,976 (e)                                     $34.24       01/03/06      $210,064
                                25,000 (a)                                     $22.15       09/20/06      $176,500
                                 9,000 (b)                                     $21.15       12/14/06      $ 60,570
                                40,000 (c)                                     $21.15       12/14/06      $269,200

John D. McPherson.......        16,800 (e)                  10.0               $36.69       01/25/06      $200,256
                                15,000 (a)                                     $22.15       09/20/06      $105,900
                                 5,000 (b)                                     $21.15       12/14/06      $ 33,650
                                40,000 (c)                                     $21.15       12/14/06      $269,200

Richard G. Smith........        16,000 (e)                   7.9               $34.25       01/03/06      $177,120
                                10,000 (a)                                     $22.15       09/20/06      $ 70,600
                                 5,000 (b)                                     $21.15       12/14/06      $ 33,650
                                30,000 (c)                                     $21.15       12/14/06      $201,900

Heidi J. Eddins.........        10,000 (a)                   5.9               $22.15       09/20/06      $ 70,600
                                 5,000 (b)                                     $21.15       12/14/06      $ 33,650
                                30,000 (c)                                     $21.15       12/14/06      $201,900

---------------

(a) Options granted in September as part of annual awards pursuant to the Company's Stock Incentive Plan (the Plan). The material terms of these awards are as follows:
     - The options vest in one-third increments on the first three anniversaries of the grant.
     - The exercise price is the fair market value of the Company's Class A Common Stock as of the date of grant; options are exercisable over a five-year period from the date of grant.
     - The Plan and the option agreements have provisions which address the impact of a change of control, death, disability, retirement and termination of employment on the exercisability of options.
(b) The Compensation Committee made certain additional option grants to the Named Executive Officers in December 2001 in lieu of base salary increases. The exercise price is the fair market value of the Company's Class A Common Stock as of the date of the grant; options vest on the first two anniversaries of the grant and are exercisable over a five-year period from the date of grant. The Plan and agreements have provisions which address the impact of a change in control, death, disability or retirement or termination on vesting and exercise periods.
(c) The Compensation Committee also made grants in December 2001 to the Named Executive Officers and certain other senior management employees as a result of its review of the Company's total compensation, including executive benefits. The exercise price is the fair market value of the Company's Class A Common Stock as of the date of the grant; options vest on the first four anniversaries of the grant and are exercisable over a five-year period from the date of the grant. The Plan and the option agreements have provisions which address the impact of a change in control, death, disability or retirement or termination on vesting and exercise periods.
(d) These grants were made on Mr. MacSwain's promotion to the position of Vice Chairman.
(e) In 2000, the Compensation Committee made certain grants under the Company's Stock Incentive Plan. The grants included immediately exercisable grants to purchase shares of Class A Common Stock up to certain amounts equal to base salary for Mr. Anestis, the Chief Executive Officer, and one-half times base salary for other senior officers of the Company and its subsidiaries. The exercise price is equal to the fair market value of the Company's Class A Common Stock as of the date of purchase. If eligible participants exercised those grants, they also received options to purchase additional shares in amounts three times the number of shares purchased. These options vest ratably over three years and expire in five years. If a participant sells purchased shares before the options vest, a pro rata portion of the options is forfeited. The Committee also authorized a loan program to help the eligible participants exercise the option to purchase shares from the Company. Eligible participants may borrow up to 90 percent of the purchase price. Participants must pledge the shares purchased as collateral for the loans. The loans must be paid within three years. Interest on the borrowed amount is at the applicable federal rate. See Certain Relationships and Related Transactions. Messrs. MacSwain, McPherson, and Smith exercised the grant in January 2001, acquiring 18,976, 16,800 and 16,000 options, respectively.
(f)  A total of 768,657 employee stock options were granted during 2001.
(g) This estimate of value has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC. The hypothetical values of the awards were determined by using the Black Scholes model and are based on the following assumptions: exercise price is equal to the market value as of the date of the grant; estimated dividend yield rate of .29% for January grants, .47% for September grants and .45% for December grants; weighted-average expected volatility of 37%; risk-free interest rate of approximately 4.4% when the option period is 5 years and 4.9% when the option period is 10 years; an expected option term of 5.2 years if option period is 10 years or 3.6 years if option period is 5 years, representing a projected duration based upon historical turnover rates from date of grant to exercise. These assumptions are not a forecast of future performance or of future dividend policy. THERE IS NO ASSURANCE THE VALUE REALIZED BY AN EXECUTIVE WILL BE AT OR NEAR THE VALUE ESTIMATED BY THE BLACK SCHOLES MODEL. The actual value of options will depend on the market value of the Company's Class A Common Stock on the dates the options are exercised. No realization of value from the option is possible without an increase in the price of the Company's Class A Common Stock, which would benefit all shareholders.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table reflects the number of stock options exercised by the Named Executive Officers in 2001, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are "in-the-money" at December 31, 2001.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/SAR'S
                            SHARES                     OPTIONS/SARS AT FY-END (#)      AT FY-END ($) (NOTE 1)
                         ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                     EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     ------------   ------------   -----------   -------------   -----------   -------------
Robert W. Anestis.....          0            --          298,608        482,716           0          $238,500
Robert F. MacSwain....      4,744            $0           24,500        184,232           0          $123,000
John D. McPherson.....      4,200            $0           30,833        164,267           0          $105,000
Richard G. Smith......      4,000            $0           15,000        117,000           0          $ 80,000
Heidi J. Eddins.......          0            --           22,300        101,599           0          $ 80,000

Note 1: Value of unexercised options/SARs at fiscal year-end represents the difference between the exercise price of any outstanding in-the-money options/SAR grants and $23.15, the closing price of Class A Common Stock on December 31, 2001.

                        EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has employment agreements with certain of the Named Executive Officers. Brief summaries of the employment arrangements are set forth below.

     On October 30, 1998, the Company entered into an employment agreement with Robert W. Anestis, pursuant to which Mr. Anestis became employed as the Company's Chairman, President and Chief Executive Officer for a five-year term commencing January 1, 1999. Prior to joining the Company, Mr. Anestis practiced law from 1971 to 1982 with a focus on mergers and acquisitions. From 1982 to 1986, Mr. Anestis served as President of Guilford Transportation Industries, Inc. and as Director of Guilford and its subsidiary railroads. From 1986 to 1998, he served as President of Anestis & Company, a Westport, CT based investment banking and financial advisory firm that had extensive involvement in the railroad industry. Mr. Anestis has served on numerous boards, including those of Champion Enterprises, Inc., Major Realty Corporation, Acceptance Insurance Companies, Vector Distributors, Inc. and CHB Capital Partners, L.P. He received his bachelor's degree from Yale University and his master's degree in Business Administration and J.D. from Harvard University. Mr. Anestis' employment agreement entitles him to a base salary of not less than his base salary in 1999, a bonus of up to 120 percent of base salary based upon the attainment of performance goals and participation in the Company's various employee benefit plans and programs. The employment agreement provides for the grant to Mr. Anestis of 40,000 shares of restricted stock subject to vesting in installments of 8,000 shares each year for five years, such vesting to accelerate upon the occurrence of certain events, including a change in control of the Company. The agreement also provides for the grant to Mr. Anestis of non-statutory stock options with respect to an aggregate of 500,000 shares of Common Stock with various vesting requirements and an exercise price of $29.9375 per share. Mr. Anestis is also entitled to participate in the Company's Stock Incentive Plan. In the event the Company terminates Mr. Anestis' employment other than for cause, death or disability, or Mr. Anestis terminates his employment for good reason (as defined in the agreement), the employment agreement obligates the Company to, among other things, continue payments to Mr. Anestis for two years of his base salary and highest annual bonus (termination payment) and continue his benefit plan participation for the remaining term of the agreement (determined without regard to the termination of employment). The employment agreement also contains change in control provisions which, if triggered, requires the Company to make a supplemental payment to Mr. Anestis equal to the excess of $5 million over the sum of (i) the current fair market value as of the date of the change in control of all restricted stock on which restrictions have lapsed, (ii) the sum of the difference between the fair market value of vested stock options over their exercise price, and (iii) the termination payment. This provision will be superseded by the Change in Control Agreements (Agreements) described on pages 13-14 in this Proxy Statement if certain change in control events occur during the term of those Agreements. The agreement also obligates the Company to provide Mr. Anestis a "gross-up" bonus to cover, on an after-tax basis, any excise taxes payable by him.

     On February 2, 1999, the Company entered into substantially similar employment agreements with Robert F. MacSwain, Heidi J. Eddins and John D. McPherson. Mr. MacSwain was hired as the Company's Executive Vice
President -- Special Projects and is now the Vice Chairman. Mr. MacSwain joined the Company in 1999 from MacSwain & Company, which he founded and provided consulting services to a variety of clients in the railroad, telecom and real estate industries. Prior to MacSwain & Company, he served as Senior Vice President of Guilford Transportation Industries. Prior to Guilford, Mr. MacSwain held the position of Vice President of Hartford Insurance Group with responsibility for real estate development, financing and special projects. Mr. MacSwain earned his bachelor's degree from the University of Notre Dame. Mrs. Eddins joined the Company in 1999 as Senior Vice President, Secretary and General Counsel from Providence and Worcester Railroad Company where she acquired sixteen years of industry experience in positions of increasing responsibility, beginning as Assistant General Counsel and served as Vice President, Secretary and General Counsel when she left to join FECI. Prior to joining Providence and Worcester, she practiced law in Hartford, CT for three years. She received her bachelor's degree from Boston College and her J.D. from the University of Connecticut School of Law. She is now Executive Vice President, General Counsel and Secretary of FECI. Mr. McPherson joined FECI in 1999 from Illinois Central Corporation where he held various positions from 1993 through 1999, including President, CEO and Director. Prior to joining Illinois Central, he held operating and transportation positions at Atchison, Topeka and Santa Fe Railway. Mr. McPherson earned his bachelor's degree from Emporia State University and his master's degree from the Sloan School of Management at Massachusetts Institute of Technology. Mr. McPherson was employed, effective May 10, 1999, as the Company's Executive Vice President - Rail Operations and Chief Operating Officer of the Railway and is now President of the Company's Railway.

     The employment agreements provide for the grant to Mr. MacSwain, Mrs. Eddins and Mr. McPherson of (i) non-statutory stock options to purchase 75,000, 50,000 and 100,000 shares of Common Stock, respectively, with various vesting requirements and an exercise price equal to the fair market value of the underlying shares on the date of the employment agreement, or $27.4375, and (ii) 7,500, 5,000 and 10,000 shares of restricted stock, respectively, subject to ratable annual vesting over five years, such vesting to accelerate upon the occurrence of certain events. Mr. McPherson also received 4,300 shares of restricted stock as a signing bonus, subject to vesting in equal installments on the first and second anniversary of the agreement.

     On January 1, 2001, the Company entered into substantially the same employment agreement with Richard G. Smith. Mr. Smith, employed as the Company's Executive Vice President and Chief Financial Officer, joined FECI after serving as Vice President and CFO at American Business Products in Atlanta, GA. He has 25 years of experience in finance, corporate development and strategy. His experience includes CFO positions at Brambles Acquisition, Inc. and Environmental Systems Company, prior to holding that position at American Business Products. In addition, he held corporate strategy and development positions in both the public and private sectors. Mr. Smith earned his bachelor's degree from the University of British Columbia and his master's degree from the Sloan School of Management at Massachusetts Institute of Technology. His employment agreement provides for the grant of (i) non-statutory stock options to purchase 75,000 shares of Class A Common Stock, with various vesting requirements and an exercise price equal to the fair market value of the underlying shares on the date of the employment agreement, or $34.125, and (ii) 7,500 shares of restricted stock subject to ratable annual vesting over five years, such vesting to accelerate upon the occurrence of certain events.

     Each of these executives is entitled to participate in the Company's Annual Cash Incentive Plan, with a bonus of up to 100 percent of base salary based upon the attainment of performance goals and to participate in the Company's Stock Incentive Plan. In the event the Company terminates the executive's employment other than for cause, death or disability, or the executive terminates his or her employment for good reason (as defined in the employment agreements), the employment agreement obligates the Company to, among other things, (i) continue payments to the executive for eighteen months of an amount equal to the sum of 150 percent of the executive's base salary and 50 percent of the executive's bonus for the most recently completed fiscal year, and (ii) continue the executive's health plan participation for such 18-month period. The employment agreement also contains change in control provisions which, if triggered, requires the Company to make a lump sum payment to the executive equal to two times his or her then-current base salary. This provision will be superseded by the Change in Control Agreements (Agreements) described on pages 13-14 in this Proxy Statement if certain change in control events occurs during the term of those Agreements. The agreements also obligate the Company to provide each of the executives an additional payment in an amount necessary to discharge, without cost to the executive, any excise taxes payable by such executive. The employment agreements entitle the executives to participate in the Company's various short-term incentive bonus, long-term equity incentive, savings, retirement, welfare, fringe, relocation and car allowance plans, programs and arrangements.

                     EXECUTIVE CHANGE IN CONTROL AGREEMENTS

     In 2001, the Board of Directors of the Company determined that it was in the best interest of the Company and its stockholders to amend the provisions relating to a change in control contained in the employment agreements and any other written agreements with the Named Executive Officers and certain other key employees. To effect such amendments, each of the Named Executive Officers executed a Change in Control Agreement. A brief summary of the Change of Control Agreement is set forth below.

     Under the Change in Control Agreement, certain payments are to be made by the Company to the Named Executive Officer if a change of control occurs during the term of the agreement and the Named Executive Officer's employment is terminated (i) without cause by the Company or by the executive for good reason at any time on the date of the change of control, or within two years thereafter, or (ii) without cause by the Company or by the executive for certain good reasons during the time period that is three months prior to the change in control and ending immediately prior to the change in control, where such termination was requested by the party taking control or was otherwise in anticipation of the change in control.

     A change of control occurs, as defined under the Change of Control Agreement, if: a person or a group of affiliated persons becomes the beneficial owner of more than 50 percent of the total voting power of the outstanding voting securities of the Company; a change in the composition of the Board occurs as a result of which fewer than a majority of the directors are incumbent directors (as defined in the Change of Control Agreement); the Company is liquidated or sells or disposes of substantially all of its assets other than by a spin-off or similar disposition to Company stockholders; or the Company is a party to a merger or consolidation in which the stockholders prior to such transaction hold less than 50 percent of the total voting power of the surviving entity immediately after such transaction. "Good reason" is generally defined under the Change of Control Agreement to include: any diminution in the executive's title, material diminution in the executive's duties, responsibilities or authority, or the assignment to the executive of duties and responsibilities materially inconsistent with the position held prior to the change in control; a relocation of the executive's principal business location of over 35 miles or a material increase in the amount of required travel; a reduction in the executive's annual base salary; a failure by the Company to continue any annual bonus plan or arrangements in which the executive is entitled to participate and no plan with substantially similar benefits is substituted therefor after a change of control; or a failure to permit the executive to participate in cash or equity based incentive plans and programs providing the executive with an annualized award value at least equal to the annualized award value provided to the executive immediately prior to the change in control.

     In the event of a change of control and employment termination as described above, the Named Executive Officer is generally entitled to receive (i) any unpaid base salary, unpaid accrued vacation, unpaid bonus for the fiscal year preceding the date of termination, unreimbursed expenses, and all other payments or benefits to which the executive may be entitled under the terms of any non-severance compensation arrangement or benefit program, (ii) a lump sum cash payment equal to three times the sum of the executive's base salary and target bonus in effect immediately preceding the change in control, (iii) payment of a pro rata portion of the bonus for the fiscal year to which the bonus relates,
(iv) forgiveness of repayment obligations for any sign-on bonuses or relocation payments, and (v) continuation for three additional years of participation in all health plans in effect on the date of termination, if the executive continues to pay the applicable premium and does not obtain other employment that offers substantially similar or improved benefits.

     In the event the Named Executive Officer becomes entitled to payments and/or benefits under the Change in Control Agreement or any other plan, arrangement or agreement with the Company as a result of a change in control and such payments/benefits will be subject to the tax imposed by Section 4999 of the Internal Revenue Code (the Excise Tax), the Named Executive Officer will be entitled to an additional payment from the Company in an amount necessary to discharge without cost to the Named Executive Officer any Excise Tax imposed.

     Under the Change in Control Agreement, the restrictive covenants (including confidentiality and non-competition) in any other agreement the Named Executive Officer has with the Company continue to apply after a change of control or termination of employment after a change of control. Further, for a two-year period after the date of termination, the Executive is prohibited from soliciting any employee of the Company and interfering in any way with the business relationships of the Company. Subject to certain limitations, the Named Executive Officer must release all claims it has or may have against the Company to receive payment under the Change in Control Agreement.

                        COMPENSATION COMMITTEE REPORT(1)

     The Compensation Committee is responsible for determining annually the total compensation of the Company's executive officers, administering the Company's Stock Incentive Plan and the Cash Incentive Plan (including determining grants and awards thereunder) and making recommendations to the Board of Directors concerning the compensation structure and performance measures for incentive-based compensation. The Committee considers the advice of independent outside consultants in its determinations. The Committee annually reviews compensation survey data from several sources to ensure that total compensation is competitive. None of the members of the Committee is a current or former employee of the Company.

COMPENSATION PHILOSOPHY

     The goal of the executive compensation program is to attract, motivate and retain highly talented individuals while ensuring that these executives are compensated in a way that advances both the short-and long-term interests of shareholders. The compensation of executive officers consists of three primary components: base salary, annual cash incentive and equity grants.

     The Committee's executive compensation strategy emphasizes a strong performance link to compensation. The Committee believes that a significant proportion of pay should be at risk. To achieve this goal, the Committee sets goals for each executive officer designed to create value for shareholders in both the short-and long-term by improving the overall performance and profitability of the Company and its operating subsidiaries. Executives are evaluated against these goals. The Committee also grants stock options that are of value only if the stock price increases over time.

BASE SALARY

     The Committee sets base salaries at levels that are intended to be at approximately the market median level. The Committee, with the assistance of an independent consultant, carefully evaluates organizations with similar attributes and complexity to identify appropriate market competitive data. When making base salary adjustments, the Committee also examines individual performance.

ANNUAL CASH INCENTIVE

     The structure of the Company's Annual Cash Incentive Plan was substantially revised effective in 2001. With the assistance of independent consultants, the Committee evaluated the appropriate performance measures for each of the Company's lines of business that most closely affect shareholder value. Cash incentives for the Company's executives are determined based on the performance of each of the Company's businesses to financial metrics approved by the Committee. Awards for the Company's executives are based on the weighted results of each of the Company's three business sectors: transportation, real estate and telecommunications. The financial measures include revenue, EBITDA, return on net assets and specific strategic milestones for each of the businesses. The Committee establishes levels of financial performance at each of the business units, including threshold and target levels. Seventy-five percent of the cash incentive opportunity for corporate executives is determined based on the performance of the business units against those targets established for the fiscal year in question. If threshold performance is achieved at the relevant business, the cash incentive payment is determined based on a range between the threshold level and a maximum level.

     Executives at the business units are evaluated based on the financial results specific to the business they manage. In addition to the financial measures, at least 20-25 percent of the total cash incentive payment to executives is based on accomplishment of pre-determined individual objectives and individual contributions.

EQUITY INCENTIVES

     The Company has a long-term incentive program in its Stock Incentive Plan. Under the Plan, the Committee makes awards of stock options and, selectively, grants of restricted stock.

     Each grant of options allows the recipient to acquire shares of Class A Common Stock, subject to vesting periods, typically of between three and five years, continued employment with the Company and the terms of employment contracts (if applicable). The options have an exercise price equal to the fair market value of the Company's Class A Common Stock as of the date of the grant. The options have an expiration date of up to ten years from the date of the grant.

     The Committee makes annual option grants to eligible employees. In addition to changing the Cash Incentive Plan performance measures, the Committee, effective in 2001, revised the method of granting stock options to more clearly tie the annual grant of options to specific performance measures. Awards of stock options above a threshold level are based on performance to the pre-established financial targets for each of the business units.

     During 2001, the Committee undertook a review of executive base salaries and total compensation. The Committee decided to grant the Named Executive Officers stock options in lieu of cash base salary increases for 2002. The compensation review also reflected that total compensation is below competitive levels, inclusive of typical senior executive benefits. The Committee made certain additional option grants to executive officers as a result of this compensation review.

     Grants of restricted stock have been made to senior executives as initial grants upon execution of employment agreements and upon promotions and increases in responsibilities. Grants have restrictions lapsing ratably over a five-year period. The restricted stock is subject to forfeiture in certain instances of termination of employment.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Anestis' compensation for 2001 was established applying the principles outlined above.

BASE SALARY

     Mr. Anestis' base salary for 2001, as reported in the Summary Compensation Table, reflects a 4.25 percent increase over 2000. The adjustment reflects the fact that Mr. Anestis received a 25 percent increase effective January 1, 2000, in light of the level of responsibilities he holds as Chairman, President and Chief Executive Officer of the Company, and Chairman of its four distinct operating subsidiaries. As indicated above, in lieu of a base salary increase, Mr. Anestis was granted additional stock options as a result of the Committee's review of base salary for 2002.

ANNUAL INCENTIVE

     Mr. Anestis is eligible for a cash incentive bonus of up to 120 percent of his base salary under the Annual Cash Incentive Plan. Following the determination of year-end results, the Committee reviewed Mr. Anestis' performance in relation to the performance measures established in the Annual Cash Incentive Plan, as well as Mr. Anestis' performance of specific goals established by the Committee. Based on his performance in relation to the goals previously established, the Committee awarded Mr. Anestis a cash incentive bonus of $243,716 and options to acquire 37,232 shares of Class A Common Stock.

STOCK OPTIONS

     On September 20, 2001, Mr. Anestis received a threshold stock option award of 52,500 shares as part of the Company's annual stock option grant under its Stock Incentive Plan. The Committee determined that this award recognized Mr. Anestis' leadership and contributions to the Company. Mr. Anestis received 13,680 additional options in February 2002 based on pre-established financial targets.

     As indicated above, Mr. Anestis was awarded two additional option grants in December 2001. He was awarded options to acquire 18,000 shares in lieu of a base salary increase for 2002. He was also awarded options to acquire 75,000 shares as a result of the Committee's determination that Mr. Anestis' total compensation is below competitive levels, including typical senior executive benefits. The Committee preferred such option grants, which depend on share price improvement to yield a benefit.

CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A YEAR

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. The statute exempts, however, qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee intends to structure performance-based compensation, including stock option grants and annual cash bonuses to executive officers who may be subject to Section 162(m), in a manner that satisfies those requirements.

     The Committee reserves the authority to award non-deductible compensation in the event it determines that the complexity of managing the diverse businesses comprising FECI and other circumstances warrant such compensation. Further, because of ambiguities and uncertainties as to the application in interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

Compensation Committee:

Allen C. Harper, Chairman
J. Nelson Fairbanks
Gilbert H. Lamphere
Joseph Nemec
Herbert H. Peyton
---------------

(1) The material in this report is not "Soliciting Material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

                            STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The graph below shows the five-year cumulative total shareholder return, assuming the investment of $100 on December 31, 1996 (and the reinvestment of dividends thereafter) in FECI Common Stock, the Russell 2000 Index, the Russell 3000 Index, the NAREIT (National Association Real Estate Investment Trust) Equity Index, the Nasdaq Telecom Index and the Value Line Railroad Index.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
     FECI, THE RUSSELL 2000, THE RUSSELL 3000, THE NAREIT EQUITY INDEX, THE
             NASDAQ TELECOM INDEX AND THE VALUE LINE RAILROAD INDEX

                                      LOGO

                                                       CUMULATIVE TOTAL RETURN
                                      ---------------------------------------------------------
                                       12/96     12/97     12/98     12/99     12/00     12/01
                                      -------   -------   -------   -------   -------   -------
Russell 2000 Index                    $100.00   $120.52   $116.37   $139.20   $133.35   $134.72
Russell 3000 Index                    $100.00   $129.47   $158.37   $189.14   $173.03   $151.19
NAREIT Equity Index                   $100.00   $120.26   $ 99.21   $ 94.63   $119.58   $136.24
Nasdaq Telecom Index                  $100.00   $145.97   $241.59   $428.63   $184.24   $123.91
Value Line Railroad Index             $100.00   $107.17   $ 96.52   $ 86.94   $ 95.33   $126.26
Florida East Coast Industries         $100.00   $110.44   $162.24   $193.04   $166.28   $107.30

     (The Russell Company rebalanced the components of the Indexes in 2001, shifting FECI to the Russell 2000 and 3000 Indexes.)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In December 2000, the Compensation Committee of the Board of Directors made certain option grants to members of the Board and certain executive officers to encourage long-term ownership of stock in the Company. Each member of the Board and the designated executive officers were granted immediately exercisable options to acquire shares of Class A Common Stock. Each member of the Board was granted an option to acquire shares with a maximum total purchase price of $100,000 based on fair market value as of the date of exercise. The exercise price for those options was the fair market value of Class A Common Stock as of the date of exercise. Pursuant to the terms of the awards, if a participant exercised the option, he or she received additional options to acquire three times the number of shares purchased upon exercise of the original option, having the same exercise price as the purchase price for the original option. These options vest over three years and expire in five years. A sale of the shares acquired pursuant to exercise of the original option, prior to the vesting of the subsequently granted options, will result in a pro rata forfeiture of the subsequently granted options. The Company also made loans available to the eligible participants, including directors, to facilitate exercise of the initial options granted pursuant to this program. The directors and other participants may borrow up to 90 percent of the purchase price. Each of the directors participated in the purchase option; and with the exception of Mr. Thornton, each Director used the loan available to exercise the initial option and purchase shares from the Company. See Certain Relationships and Related Transactions.

     Each member of the Compensation Committee exercised the options, acquired the shares set forth below and has indebtedness of $95,490 each.

                                                              # OF SHARES   EXERCISE PRICE
                                                              -----------   --------------
J. Nelson Fairbanks.........................................     1,460          $34.25
J. Nelson Fairbanks.........................................     1,322          $37.81
Allen C. Harper.............................................     2,919          $34.25
Gilbert H. Lamphere.........................................     2,778          $36.00
Joseph Nemec................................................     2,787          $35.88
Herbert H. Peyton...........................................     2,919          $34.25

     These notes bear interest at the applicable federal rate (between 5.9 percent and 6.10 percent), must be paid within three years and are secured by a pledge of the shares purchased.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

DIRECTORS AND OFFICERS

  Stock Purchase

     The following directors and officers exercised options pursuant to the Grants described above and executed promissory notes in December 2000 in the following amounts to purchase shares of Class A Common Stock:

                                                              ORIGINAL     CURRENT
                                                               AMOUNT    INDEBTEDNESS
                                                              --------   ------------
Robert W. Anestis, Chairman, President and Chief Executive
  Officer...................................................  $469,125     $496,803
Richard S. Ellwood, Director................................    45,000       47,770
Adolfo Henriques, Director..................................    90,000       95,310
Heidi J. Eddins, Executive Vice President, Secretary &
  General Counsel...........................................   112,500      119,138

     The following directors and officers exercised options in January 2001 pursuant to the Grants and executed promissory notes in the following amounts:

Richard S. Ellwood, Director................................  $ 45,000   $ 47,770
J. Nelson Fairbanks, Director...............................    90,000     95,490
David M. Foster, Director...................................    90,000     95,490
Allen C. Harper, Director...................................    90,000     95,490
Gilbert H. Lamphere, Director...............................    90,000     95,490
Joseph Nemec, Director......................................    90,000     95,490
Herbert H. Peyton, Director.................................    90,000     95,490
Robert F. MacSwain, Vice Chairman...........................   146,250    155,171
Richard G. Smith, Executive Vice President and Chief
  Financial Officer.........................................   123,750    130,821

     These notes bear interest compounded annually at a rate of 6.10 percent for notes executed in December and 5.9 percent for notes executed in January, must be paid within three years and are secured by a pledge of the shares purchased.

MANAGEMENT INDEBTEDNESS

     Mr. Anestis is indebted to the Company, in the amount of $311,932, for payments made by the Company on his behalf for tax payments due when restrictions lapsed on restricted stock. The note is payable no later than December 31, 2002 and bears interest at the rate of 3.58 percent.

THE ST. JOE COMPANY

     Flagler Development Company (FDC), a wholly owned subsidiary of FECI, owns, develops, leases and manages commercial and industrial properties throughout Florida. Effective as of January 1, 1998, The St. Joe Company (St. Joe) and FDC entered into a management agreement, pursuant to which FDC appointed St. Joe as its agent to provide property management, property development and construction coordination services for FDC's real estate business (Real Estate Agreements). Prior to October 9, 2000, St. Joe owned 54 percent of the Company's stock, which it distributed to its shareholders on that date. St. Joe continues to provide property management, leasing and development services for certain FDC properties under contracts which expire in October 2003. Under the revised Real Estate Agreements, St. Joe is required to pay to FDC $6 million in three annual installments commencing on October 9, 2000. FDC paid St. Joe and certain of its affiliates the following amounts in 2001: property management services of $3,305,000, development fees of $1,597,000, construction coordination fees and leasing commissions of $3,772,000 and sales commissions of $1,089,000.

     Effective January 1, 2001, St. Joe no longer provides asset management services to FDC.

                                 PROPOSAL NO. 2

              APPROVAL OF THE COMPANY'S 2002 STOCK INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

     The purpose of the 2002 Stock Incentive Plan (the Incentive Plan) is to promote the long-term success of the Company and the creation of stockholder value by aligning the interests of employees and directors with shareholders through stock ownership, encouraging employees and directors to focus on critical long-range objectives and attracting and retaining employees and directors with exceptional qualifications. The Incentive Plan seeks to achieve this purpose by providing awards in the form of options and restricted stock. The Incentive Plan is intended to replace the 1998 Stock Incentive Plan, as amended, under which options for substantially all of the shares available have been issued. The Incentive Plan was recommended by the Compensation Committee and approved by the Board of Directors, subject to approval of the shareholders.

DESCRIPTION OF INCENTIVE PLAN

     The following is a summary of the principal provisions of the Incentive Plan. The summary is qualified in its entirety by reference to the full text of the Incentive Plan, set forth as Exhibit A to this Proxy Statement.

SHARES AVAILABLE FOR AWARDS

     The maximum number of shares of Class A Common Stock of the Company that may be made the subject of awards under the Incentive Plan is two million shares. No more than 400,000 shares may be used for awards of restricted stock. In the event there is any change in the number of issued shares of Common Stock of the Company without consideration to the Company (such as by stock dividends or stock splits), the number of shares reserved for issuance under the Plan, the maximum number of shares available for restricted stock awards, the number of shares subject to any outstanding options and the option price per share under each outstanding stock option will be appropriately adjusted by the Compensation Committee of the Board of Directors. Similarly, if the Company shall be a party to a merger, consolidation, reorganization, sale or similar occurrence, equitable adjustments to any outstanding option may be made. No awards have been made under the 2002 Incentive Plan. Since awards under the Plan are discretionary, the Company cannot currently determine the number of shares that will be subject to awards in the future pursuant to the 2002 Incentive Plan.

ADMINISTRATION OF THE INCENTIVE PLAN

     The Incentive Plan is administered by the Compensation Committee (the Committee) appointed by the Board of Directors and consisting of not less than two Directors. The Committee shall determine the type, number and vesting requirements of awards under the Incentive Plan.

AWARDS OF OPTIONS AND RESTRICTED STOCK TO EMPLOYEES

     Stock Options, including incentive stock options (ISO) and non-qualified stock options (NSO), and shares of Common Stock subject to specified restrictions (Restricted Shares), may be granted under the Incentive Plan to employees of the Company and its subsidiaries. Under the Incentive Plan, no employee may receive grants of options and Restricted Shares for more than 500,000 shares in any year or, in the case of a newly-hired employee, 750,000 shares in the fiscal year in which the employee commences his/her employment.

     Within the limit specified above, the Compensation Committee will designate for such year the number of shares of Common Stock of the Company, which will be made the subject of options with respect to employee participation.

     Employees and outside directors are eligible for NSOs and grants of restricted stock. Only employees are eligible for the grant of an ISO. An ISO granted to an employee who is the beneficial owner of more than 10 percent of the outstanding Common Stock of the Company, or any of the Company's affiliates, must comply with special requirements contained in the tax code.

     The Company currently has approximately 250 employees who are eligible to participate in the Incentive Plan.

AWARDS TO OUTSIDE DIRECTORS

     Under the Incentive Plan, grants of options and Restricted Shares may be made to outside directors. At the present time, the Board has determined that awards shall be automatically granted to each outside director at the rate of options for 2,000 shares upon a director's initial election to office and an annual award of options for 3,000 shares annually upon such director's reelection.

PERIOD OF INCENTIVE PLAN; AMENDMENTS

     The Incentive Plan will continue in effect until terminated by the Board of Directors, but no ISO can be granted under the Incentive Plan after May 30, 2012. The Board of Directors of the Company may amend the Incentive Plan from time to time or terminate the Incentive Plan at any time, provided that no such amendment may affect or impair an option previously granted. Such amendments are subject to the approval of the Company's shareholders only as required by applicable law or regulations.

EXERCISE PERIOD

     Options granted may be exercised up to ten years after the date of the grant or within such shorter period as may be determined by the Committee.

TERMINATION OF EMPLOYMENT AND DEATH

     If the employment of an employee holding options under the Plan shall terminate, or if the office of a director who is not a full-time employee of the Company shall terminate, such person's options may expire sooner to the extent set forth in the Stock Option Agreement. The agreement may also provide for accelerated exercisability in case of change in control, retirement, resignation, dismissal or death.

OPTION PRICE

     The Incentive Plan provides that the exercise price per share with respect to each option shall be the fair market value (as determined in the Incentive
Plan) per share of the Common Stock of the Company as of the date of the grant. Payment of the option price may be made in cash or, if approved by the Committee, by delivery of shares of Common Stock then owned by the optionee, or by a combination of cash and such shares. The closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions Report on March 15, 2002 was $29.05 per share.

NON-TRANSFERABILITY

     Unless otherwise authorized by the Committee, options awarded under the Incentive Plan are not transferable by the holder, except by will or the laws of descent and distribution. The Committee may provide, however, for the transfer without payment of consideration, of non-qualified stock options to immediate family members of the optionee or to trusts or partnerships for such family members.

RESTRICTED STOCK

     The Committee may award to a participant Restricted Shares. The Restricted Shares are subject to forfeiture if the participant does not meet certain conditions determined by the Committee. Participants who have been awarded Restricted Shares will have all of the rights of a holder of outstanding shares of Common Stock, including the right to vote such shares and to receive dividends. During the forfeiture period, the Restricted Shares are non-transferable and may be held in custody by the Company or its designated agent, or, if the certificate is properly legended, by the participant. The Committee, at its sole discretion, may waive all restrictions with respect to a Restricted Share award under certain circumstances (including the death, disability or retirement of a participant, or the occurrence of a change in control), subject to such terms and conditions, as it deems appropriate. No more than 400,000 shares of Common Stock may be granted as Restricted Shares under the Incentive Plan.

FEDERAL INCOME TAX TREATMENT

     The following discussion is intended to provide an overview of the federal income tax laws which are generally applicable to the Incentive Plan as of the date of this Proxy Statement. Individuals or entities in differing circumstances may have different tax consequences and the tax laws may change in the future. This discussion is not to be construed as tax advice.

     No taxable income is recognized by an optionee when a NSO is granted. Upon exercise of a non-qualified stock option, an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option price paid and the then fair market value of the stock acquired. The Company is entitled to a deduction at the same time and in a corresponding amount. The optionee's basis in the Common Stock acquired upon exercise of a non-qualified stock option is equal to the option price plus the amount of ordinary income recognized and any gain or loss thereafter recognized upon disposition of the Common Stock is treated as capital gain or loss.

     In the case of ISOs, no taxable income is recognized by the optionee upon the grant of such options. Although no income is recognized upon exercise of an incentive stock option and the Company is not entitled to a deduction, the excess of the fair market value of the Common Stock on the date of exercise over the exercise price is counted in determining the participant's alternative minimum taxable income. If the participant does not dispose of the shares acquired upon the exercise of the incentive stock option within one year after their receipt and within two years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition of shares acquired upon the exercise of an incentive stock option, the participant may recognize ordinary income with respect to all or a portion of the gain recognized, and, if so, the Company will be entitled to a deduction in a like amount.

     Recipients of Restricted Shares will generally recognize income upon the lapse of the restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock at the time the restrictions lapsed, and the Company will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize taxable ordinary income in the year the Restricted Shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, the Company will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a capital gain or loss.

     When a participant recognizes ordinary income in connection with an award under the Incentive Plan, the participant must comply with tax withholding requirements. The employee will be entitled to elect to satisfy his or her tax withholding obligation by (i) paying cash, (ii) tendering previously acquired shares of Common Stock or (iii) the withholding by the Company, at the appropriate time, of shares of Common Stock from the Restricted Shares in a number sufficient to satisfy such tax withholding requirements.

                                 PROPOSAL NO. 3

             APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

     The Board of Directors has adopted the Florida East Coast Industries, Inc.'s Employee Stock Purchase Plan (the Purchase Plan) and directed that the Purchase Plan be submitted to a vote of the shareholders at the Annual Meeting. If approved by the shareholders, the Purchase Plan will become effective July 1, 2002.

     The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of its Class A Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Purchase Plan is an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code.

DESCRIPTION OF PURCHASE PLAN

     The following is a summary of the principal provisions of the Purchase Plan. The summary is qualified in its entirety by reference to the full text of the Purchase Plan, set forth as Exhibit B to this Proxy Statement.

ADMINISTRATION

     The Purchase Plan will be administrated by the Committee. Subject to the provisions of the Purchase Plan, the Committee is authorized to resolve any questions arising in the administration, interpretation and application of the Purchase Plan and to make such rules as may be necessary to carry out its provisions.

ELIGIBILITY AND NUMBER OF SHARES

     Up to 750,000 shares of Common Stock of the Company are available for distribution under the Purchase Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of Common Stock by reason of certain significant corporate events. Shares delivered pursuant to the Purchase Plan may be acquired by purchase for the accounts of participants on the open market, by direct issuance from the Company (whether newly-issued or treasury shares) or by any combination thereof.

     Any employee of the Company or a designated subsidiary of the Company (including officers and any directors who are also employees) whose customary employment is at least 20 hours per week and more than five months in any calendar year will be eligible to participate in the Purchase Plan for any Offering Period. "Offering Period" means each calendar quarter of the year. The first Offering Period will be the quarter starting July 1, 2002.

     Any eligible employee may elect to become a participant in the Purchase Plan for any Offering Period by filing an enrollment form in advance of the Offering Period to which it relates. The enrollment form will authorize payroll deductions beginning with the first pay day in such Offering Period and continuing until the employee modifies his or her authorization, withdraws from the Purchase Plan, or ceases to be eligible to participate.

     No employee may participate in the Purchase Plan if such employee would be deemed for purposes of the Internal Revenue Code to own stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company.

     The Company currently has approximately 1,128 employees who are eligible to participate in the Purchase Plan.

PARTICIPATION

     All eligible employees who elect to participate in the Purchase Plan will authorize the Company to make payroll deductions of a specified fixed dollar amount or whole percentage from 1 percent to 10 percent of the employee's compensation as defined in the Purchase Plan. A participant may direct the Company to increase or decrease the amount of deductions (within those limits) as set forth in the Purchase Plan. A participant may also elect to withdraw from the Purchase Plan at any time before the end of an Offering Period. In the event of a withdrawal, all future payroll deductions will cease and the amounts withheld will be paid to the participant in cash. Any participant who stops payroll deductions may not thereafter resume payroll deductions for that Offering Period and any participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Offering Period.

     Amounts withheld under the Purchase Plan will be held by the Company as part of its general assets until the end of the Offering Period and then applied to the purchase of Common Stock of the Company as described below. No interest will be credited to a participant for amounts withheld.

PURCHASE OF STOCK

     As of the last day of each Offering Period, the amounts withheld for a participant in the Purchase Plan will be used to purchase shares of Common Stock of the Company. The purchase price of each share will be equal to 85 percent of the lesser of the Fair Market Value (as defined in the Purchase Plan) of a share of Common Stock on either the first or last day of the Offering Period. All amounts so withheld will be used to purchase the number of shares of Common Stock (but not fractional shares) that can be purchased with such amounts at such price, unless the participant has properly notified the Company that he or she elects to receive the entire amount in cash.

     On March 15, 2002, the closing sale price for a share of the Common Stock was $29.05.

     In any calendar year, no more than $25,000 in Fair Market Value (determined on the last day of the respective Offering Periods) of shares of Common Stock may be purchased by any participant under the Purchase Plan and all other employee stock purchase plans, if any, of the Company.

     If purchase by all participants would exceed the number of shares of Common Stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares. Any amount not used to purchase shares of Common Stock will be refunded to the participant in cash. Shares of Common Stock acquired by each participant will be held in an account for the benefit of such participant.

TERMINATION OF EMPLOYMENT

     If the employment of a participant terminates for any reason, the participant's purchase rights shall be canceled, and the cash and/or shares of Common Stock credited to his or her account will be delivered to the participant or beneficiary, as the case may be.

RIGHTS NOT TRANSFERABLE

     The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

AMENDMENT OR MODIFICATION OF PURCHASE PLAN

     The Board of Directors may at any time amend the Purchase Plan. Except as otherwise set forth in the Purchase Plan, no amendment may make a change in any option theretofor granted which adversely affects the rights of any participant in the Purchase Plan.

TERMINATION OF PURCHASE PLAN

     The Board of Directors may terminate the Purchase Plan at any time. Upon termination of the Purchase Plan, shares of Common Stock will be purchased for participants in accordance with the terms of the Purchase Plan, and cash, if any, previously withheld and not used to purchase Common Stock will be refunded to the participants.

FEDERAL INCOME TAX TREATMENT

     The following discussion is intended to provide an overview of the federal income tax laws which are generally applicable to the Purchase Plan as of the date of this Proxy Statement. People or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an Employee Stock Purchase Plan that qualifies under the provisions of Section 423 of the Internal Revenue Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. No other income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares. If the purchased Common Stock is sold (or otherwise disposed of) two years or more after the offering date and one year or more after the Common Stock is transferred to the participant, then there is a "qualifying disposition." In this case, the amount of the ordinary income the participant will recognize will be equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such qualifying disposition over the purchase price or (ii) the excess of the fair market value of the Common Stock as of the offering date over the purchase price (determined as of the offering date). Any further gain or any loss will be taxed as a long-term capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income.

     If the Common Stock is sold or disposed of before the expiration of either of the holding periods described above (a disqualifying disposition), then the excess of the fair market value of the Common Stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. (The Company also may be required in the future to withhold income taxes relating to such ordinary income from other payments made to the participant.) The balance of any gain will be treated as capital gain. Even if the Common Stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant. Therefore, the participant will recognize a capital loss equal to the difference between the sales price and the fair market value of the Common Stock on the purchase date. Any capital gain or loss will be long-term or short-term depending on whether the Common Stock has been held for more than one year.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of purchase rights (i.e., purchase of Common Stock) under the Purchase Plan. The Company currently is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disposition before the expiration of the holding periods described above (subject to the requirement of reasonableness and a tax reporting obligation).

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of KPMG LLP served as the independent accountants for the Company for the fiscal year ending December 31, 2001. KPMG has audited the books of the Company for many years. Representatives of KPMG will be present at the Annual Meeting of Shareholders to make a statement if they desire to do so and to respond to appropriate questions. The Board of Directors has not yet selected independent public accountants for 2002. The Audit Committee of the Board of Directors will undertake the selection process and will recommend the independent public accountants to the Board of Directors.

  Audit Fees

     The Company paid $250,080 in fees to KPMG for professional services rendered for the audit of the Company's annual financial statements for 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for 2001.

 Financial Information, Systems Design and Implementation Fees

     None.

  All Other Fees

     The Company paid $22,050 in all other fees to KPMG for professional services related to the audits of employee benefit plans.

     The Audit Committee has determined that the provision of these services by KPMG is compatible with maintaining KPMG's independence.

                           AUDIT COMMITTEE REPORT(1)

     The Audit Committee reviewed the Company's audited consolidated financial statements as of and for the year ended December 31, 2001, and met with management and the Company's independent public accountants to discuss those financial statements.

     We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as needed.

     We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence.

     Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

Audit Committee:

Adolfo Henriques, Chairman
Richard S. Ellwood
David M. Foster
Gilbert H. Lamphere
W. L. Thornton
---------------

(1) The material in this report is not "Soliciting Material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

                              FINANCIAL STATEMENTS

     A copy of the Annual Report of the Company for the year ended December 31, 2001 is enclosed. Such report is not part of this Proxy Statement.

                             SHAREHOLDER PROPOSALS

     Shareholders of the Company may present proposals for consideration at the 2003 Annual Meeting of Shareholders by following the procedures outlined in Rule 14a-8 of the Exchange Act and the Company's Amended and Restated Articles of Incorporation. Proposals of shareholders, which are the proper subject for inclusion in the Proxy Statement and for consideration at the 2003 Annual Meeting, must be submitted in writing and must be received by the Company's Secretary no later than December 17, 2002.

     Shareholders whose proposals are not included in the 2003 Proxy Statement and who would otherwise request proposals to be submitted to shareholders must follow the procedures set forth in the Company's Amended and Restated Articles of Incorporation. With respect to nominations of persons for election to the Board of Directors or any other matter proposed to be submitted to shareholders, notice must be given in writing to the Secretary not less than 60 days nor more than 180 days before the first anniversary of the date of the Company's Notice of Annual Meeting for the prior year's meeting. For next year's Annual Meeting, notice must be given no earlier than October 25, 2002, nor later than February 22, 2003. If a special meeting is held to elect directors, nominations must be received by the Secretary no later than 10 days after the earlier of the date notice of the meeting is given to shareholders or is announced publicly. A notice of a proposed item of business must include a description of, and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder submitting the proposal and certain other information about that shareholder. A notice of a proposed nomination for the Board of Directors for action at either a special meeting or the Annual Meeting must include certain information as set forth in the Company's Articles of Incorporation. A copy of the provisions of the Articles of Incorporation discussed here may be obtained by writing the Company at its principal executive offices at One Malaga Street, St. Augustine, FL 32084, Attention: Secretary.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business to be presented at the Annual Meeting; however, if any other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgment in such matters.

By Order of the Board of Directors.

Heidi J. Eddins
Secretary

                                   EXHIBIT A

                      FLORIDA EAST COAST INDUSTRIES, INC.

                           2002 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE 1.   INTRODUCTION......................................................   A-1
ARTICLE 2.   ADMINISTRATION....................................................   A-1
             2.1   Committee Composition.......................................   A-1
             2.2   Committee Responsibilities                                     A-1
ARTICLE 3.   SHARES AVAILABLE FOR GRANTS.......................................   A-1
             3.1   Basic Limitations...........................................   A-1
             3.2   Additional Shares...........................................   A-1
ARTICLE 4.   ELIGIBILITY.......................................................   A-1
             4.1   Non-statutory Stock Options.................................   A-1
             4.2   Incentive Stock Options.....................................   A-1
             4.3   Prospective Employees.......................................   A-2
             4.4   Restricted Stock............................................   A-2
ARTICLE 5.   OPTIONS...........................................................   A-2
             5.1   Stock Option Agreement......................................   A-2
             5.2   Number of Shares............................................   A-2
             5.3   Exercise Price..............................................   A-2
             5.4   Exercisability and Term.....................................   A-2
             5.5   Effect of Change in Control.................................   A-2
             5.6   Buyout Provisions...........................................   A-2
             5.7   Transferability.............................................   A-2
ARTICLE 6.   PAYMENT FOR OPTION SHARES.........................................   A-3
             6.1   General Rule................................................   A-3
             6.2   Surrender of Stock..........................................   A-3
             6.3   Exercise/Sale...............................................   A-3
             6.4   Exercise/Pledge.............................................   A-3
             6.5   Promissory Note.............................................   A-3
             6.6   Other Forms of Payment......................................   A-3
ARTICLE 7.   PROTECTION AGAINST DILUTION.......................................   A-3
             7.1   Adjustments.................................................   A-3
             7.2   Dissolution or Liquidation..................................   A-3
             7.3   Reorganization..............................................   A-3
ARTICLE 8.   LIMITATION ON RIGHTS..............................................   A-4
             8.1   Retention Rights............................................   A-4
             8.2   Stockholders' Rights........................................   A-4
             8.3   Regulatory Requirements                                        A-4
ARTICLE 9.   WITHHOLDING TAXES.................................................   A-4
             9.1   General.....................................................   A-4
             9.2   Share Withholding...........................................   A-4
ARTICLE 10.  FUTURE OF THE PLAN................................................   A-4
             10.1  Term of the Plan............................................   A-4
             10.2  Amendment or Termination....................................   A-4
ARTICLE 11.  RESTRICTED STOCK..................................................   A-4
             11.1  Restricted Stock Grants.....................................   A-4
             11.2  Transferability.............................................   A-5
             11.3  Rights as a Stockholder.....................................   A-5
             11.4  Terms and Conditions of Award...............................   A-5
ARTICLE 12.  DEFINITIONS.......................................................   A-5
ARTICLE 13.  EXECUTION.........................................................   A-6

                      FLORIDA EAST COAST INDUSTRIES, INC.

                           2002 STOCK INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

     The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees and Outside Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Outside Directors with exceptional qualifications and (c) linking Employees and Outside Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options and Restricted Stock.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Florida (excluding their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

     2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more Directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

         (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

         (b) Such requirements as the Internal Revenue Service may establish for Outside Directors acting under plans intended to qualify for exemption under
Section 162(m)(4)(C) of the Code.

     2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees and Outside Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons. The Committee may make any other provision in individual Awards, including provisions for dispute resolution, that the Committee deems appropriate.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

     3.1. BASIC LIMITATIONS. Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of shares of Common Stock issued under the Plan shall not exceed two million shares. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 7.

     3.2 ADDITIONAL SHARES. If Awards are forfeited or terminated for any reason, then the corresponding Common Stock shall again become available for the grant of Awards under the Plan.

ARTICLE 4. ELIGIBILITY.

     4.1 NON-STATUTORY STOCK OPTIONS. Only Employees and Outside Directors shall be eligible for the grant of NSOs.

     4.2 INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent, or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

     4.3 PROSPECTIVE EMPLOYEES. For purposes of this Article 4, the term "Employee" shall include a prospective Employee who receives an Award after accepting a written offer of employment from the Company, a Parent or a Subsidiary. If an ISO is granted to a prospective Employee, the date when his or her service as an Employee commences shall be deemed to be the date of grant of such ISO for all purposes under the Plan (including, without limitation, Section 5.3). No Award granted to a prospective Employee shall become exercisable or vested unless and until his or her service as an Employee commences.

     4.4 RESTRICTED STOCK. Only Employees and Outside Directors shall be eligible for the grant of Restricted Stock.

ARTICLE 5. OPTIONS

     5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a written Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are consistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 7. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 shares of Common Stock, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 750,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 7.

     5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price, provided that the Exercise Price per share shall in no event be less than 100 percent of the Fair Market Value of a share of Common Stock as of the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a pre-determined formula while the NSO is outstanding.

     5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

     5.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that all or part of such Option shall become exercisable as to all shares of Common Stock subject to such Option in the event that a Change in Control occurs with respect to the Company.

     5.6 BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted, or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

     5.7 TRANSFERABILITY. Unless otherwise authorized by the Committee, an Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution. The Committee may, in the manner established by the Committee, allow for the transfer without payment of consideration of a NSO by an Optionee to a member of the Optionee's immediate family or to a trust or partnership whose beneficiaries are members of the Optionee's immediate family. In such case, the Option shall be exercisable only by such transferee. For purposes of this provision, an Optionee's "immediate family" shall mean the Optionee's spouse, children and grandchildren.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

     6.1 GENERAL RULE. The entire Exercise Price of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, except that the Stock Option Agreement may specify that payment may be made in any form(s) described in this
Article 6.

     6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with shares of Common Stock which are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the most recent trading day before the date when the new Option is exercised. Except as otherwise provided in an Award, the Optionee shall not surrender Common Stock in payment of the Exercise Price if such surrender would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

     6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell shares of Common Stock and to deliver all or a part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Stock to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note.

     6.6 OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. PROTECTION AGAINST DILUTION.

     7.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Common Stock, a declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such equitable adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of shares of Common Stock available for future Awards under Article 3, (b) the limitations set forth in Section 5.2 and Section 11.1, (c) the number of shares of Common Stock covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 7, a Participant shall have no right by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock in any class.

     7.2 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee, at its discretion, may provide for an Optionee to have the right to exercise his or her Options until ten days prior to such transaction as to some or all of the Common Stock covered thereby, including Common Stock as to which the Options would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase options applicable to any shares of Common Stock purchased upon exercise of an Option shall lapse as to some or all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent not previously exercised, Options shall terminate immediately prior to the consummation of such proposed action.

     7.3 REORGANIZATION. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

ARTICLE 8. LIMITATION ON RIGHTS.

     8.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Outside Director. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Outside Director at any time, with or without cause, subject to applicable laws, the Company's Certificate of Incorporation and By-Laws and a written Employment Agreement (if any).

     8.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Common Stock covered by his or her Award prior to the time when a stock certificate for such Common Stock is issued or, in the case of an Option, the time when he or she became entitled to receive such shares of Common Stock by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan or in the Award.

     8.3 REGULATORY REQUIREMENTS. Any other provision of the Plan, notwithstanding the obligation of the Company to issue shares of Common Stock under the Plan, shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 9. WITHHOLDING TAXES.

     9.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

     9.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her minimum withholding or income tax obligations by having the Company withhold all or a portion of any Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any Common Stock that he or she previously acquired. Such Common Stock shall be valued at their Fair Market Value as of the date when taxes otherwise would be withheld in cash.

ARTICLE 10. FUTURE OF THE PLAN.

     10.1 TERM OF THE PLAN. The Plan shall remain in effect until it is terminated under Section 10.2, except that no ISOs shall be granted after May 31, 2012.

     10.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 11. RESTRICTED STOCK.

     11.1 RESTRICTED STOCK GRANTS. The Committee may make grants of Restricted Stock to Participants. No more than 400,000 shares of Common Stock (subject to adjustment in accordance with Section 7.1) may be granted as Restricted Stock. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant, stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant, shall become an

Award Agreement between the Company and the Participant. Restricted Stock may be awarded by the Committee at its discretion without cash consideration.

     11.2 TRANSFERABILITY. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares, as set forth in the Participant's Award Agreement, have lapsed or been removed pursuant to Section 11.4 below.

     11.3 RIGHTS AS A STOCKHOLDER. Upon the acceptance by a Participant of an Award of Restricted Stock, such Participant shall, subject to the restrictions set forth in the Award, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and Participant's Award Agreement.

     11.4 TERMS AND CONDITIONS OF AWARD. The Committee shall establish as to each Award of Restricted Stock the terms and conditions upon which the restrictions above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the disability, death or retirement of the Participant or the occurrence of a Change in Control. Notwithstanding the provisions of Section 11.2 above, the Committee may at any time, at its sole discretion, modify or extend Awards of Restricted Stock or accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

ARTICLE 12. DEFINITIONS.

     12.1 "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 80 percent of such entity.

     12.2 "AWARD" means any award of an Option, Restricted Stock, or a Performance Award under the Plan.

     12.3 "AWARD PERIOD" means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

     12.4 "BOARD" means the Company's Board of Directors, as constituted from time to time.

     12.5 "CHANGE IN CONTROL" means the occurrence of any of the following:

          (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing more than 50 percent of the total voting power represented by the Company's then outstanding voting securities; or

          (ii) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (a) are Directors of the Company as of the date hereof, or (b) are elected or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors of the Company); or

          (iii) The Company adopts, and the stockholders approve, if necessary, a plan of complete liquidation of the Company, or the Company sells or disposes of substantially all of its assets to any "person" or group of affiliated "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than a spin-off or similar disposition to the stockholders of the Company; or

          (iv) The Company is a party to a merger or consolidation in which the shareholders of the Company immediately prior to such transaction hold less than 50 percent of the total voting power of the resulting or surviving entity immediately after such transaction in approximately the same proportion as prior to such transaction.

     12.6 "CODE" means the Internal Revenue Code of 1986, as amended.

     12.7 "COMMITTEE" means the Compensation Committee of the Board, as further described in Article 2.

     12.8 "COMMON STOCK" means one share of Class A Common Stock of the Company.

     12.9 "COMPANY" means Florida East Coast Industries, Inc., a Florida corporation.

     12.10 "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

     12.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     12.12 "EXERCISE PRICE" means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

     12.13 "FAIR MARKET VALUE" means the closing price of Common Stock, as stated in The New York Stock Exchange Composite Transactions Report and reported in The Wall Street Journal. If a closing price of Common Stock is not stated in The New York Stock Exchange Composite Transactions Report, the Fair Market Value of Common Stock shall be determined by the Committee in good faith on such basis as it deems appropriate. The determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

     12.14 "ISO" means an incentive stock option described in Section 422(b) of the Code.

     12.15 "NSO" means a stock option not described in Sections 422 or 423 of the Code.

     12.16 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Stock.

     12.17 "OPTIONEE" means an individual or estate who holds an Option.

     12.18 "OUTSIDE DIRECTOR" means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan other than Section 4.2.

     12.19 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 80 percent or more of the total combined voting power of all classes of stock in one or the other corporations in such chain. A corporation that attains the status of a parent on a date after the adoption of the Plan shall be considered a parent commencing as of such date.

     12.20 "PARTICIPANT" means an individual or estate who holds an Award.

     12.21 "PLAN" means this Florida East Coast Industries' 2002 Stock Incentive Plan, as amended from time to time.

     12.22 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

     12.23 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 80 percent or more of the total combined voting power of all classes of stock in one or the other corporations in such chain. A corporation that attains the status of a subsidiary on a date after the adoption of the Plan shall be considered a subsidiary commencing as of such date.

     12.24 "RESTRICTED STOCK" means Common Stock awarded upon the terms and subject to the restrictions set forth in Article 11.

ARTICLE 13. EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                          FLORIDA EAST COAST INDUSTRIES, INC.

                                          By
                                             -----------------------------------

                                   EXHIBIT B

                      FLORIDA EAST COAST INDUSTRIES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE.

     The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Class A Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Eligible Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. DEFINITIONS.

     a. "BOARD" shall mean the Board of Directors of the Company.

     b. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     c. "COMMON STOCK" shall mean the Class A common stock, no par value per share, of the Company.

     d. "COMPANY" shall mean Florida East Coast Industries, Inc., a Florida corporation, and any Designated Subsidiary of the Company.

     e. "COMPENSATION" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

     f. "DESIGNATED SUBSIDIARY" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     g. "ELIGIBLE EMPLOYEE" shall mean any individual who is an employee of the Company subject to payroll tax withholding and whose customary employment with the Company is at least 20 hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     h. "ENROLLMENT DATE" shall mean the first day of each Offering Period.

     i. "EXERCISE DATE" shall mean the last day of each Offering Period.

     j. "FAIR MARKET VALUE" shall mean, as of any date, the closing price of Common Stock, as stated in The New York Stock Exchange Composite Transactions Report and reported in The Wall Street Journal. If a closing price of Common Stock is not stated in The New York Stock Exchange Composite Transactions Report, the Fair Market Value of Common Stock shall be determined by the Committee in good faith on such basis as it deems appropriate. The determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

     k. "OFFERING PERIOD" shall mean, for each year that the Plan is in effect, the four quarterly periods beginning with the first Trading Day on or after January 1, April 1, July 1 and October 1 and in each case ending on the first Trading Day on or before the last day of such quarter; provided, however, that in 2002 there shall be only two Offering Periods, the first Offering Period beginning with the first Trading Day on or after July 1, 2002, and ending on the last Trading Day on or before September 30, 2002, and the second Offering Period beginning with the first Trading Day on or after October 1, 2002, and ending on the last Trading Day on or before December 31, 2002. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

     l. "PARTICIPANT" shall mean an Eligible Employee who enrolls in the Plan in accordance with Section 5.

     m. "PLAN" shall mean this Eligible Employee Stock Purchase Plan, as it may be amended from time to time.

     n. "PURCHASE PRICE" shall mean an amount equal to 85 percent of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 19.

     o. "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     p. "SUBSIDIARY" shall mean a limited liability company, or corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     q. "TRADING DAY" shall mean a day on which the New York Stock Exchange is open for trading.

3. ELIGIBILITY.

     a. Any Eligible Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

     b. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5 percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary.

4. OFFERING PERIODS.

     The Plan shall be implemented by consecutive Offering Periods until terminated in accordance with Section 19 hereof. The Board or its committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least 5 days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. PARTICIPATION.

     a. An Eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form provided by the Company, and filing it with the Company's payroll office prior to the applicable Enrollment Date.

     b. Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

6. PAYROLL DEDUCTIONS.

     a. Subject to the limitations of Section 3 and Section 7, at the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 10 percent of the Participant's compensation received on each pay day during the Offering Period.

     b. All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account. No interest shall accrue on the payroll deductions of a Participant in the Plan.

     c. A Participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five business days after the Company's receipt of the new subscription agreement, unless the Company elects to process a given change in participation more quickly. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

     d. Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 7 of the Plan, a Participant's payroll deductions may be decreased to zero percent at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

     e. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation or other pay the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

7. GRANT OF OPTION.

     On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided, however, that (i) no Participant shall be granted an option permitting his or her rights to purchase Common Stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, and (ii) any purchase of Common Stock under the Plan shall be subject to the limitations set forth in Section 3(b). Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn from participation in the Plan pursuant to Section 10. The option shall expire on the last day of the Offering Period.

8. EXERCISE OF OPTION.

     Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to such option shall be purchased for that Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other monies remaining in a Participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY.

     As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant, as appropriate, the shares purchased upon exercise of his or her option. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9.

10. WITHDRAWAL.

     a. A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form provided by the Company. All of the Participant's payroll deductions credited to his or her account shall be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal and such Participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

     b. A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11. TERMINATION OF EMPLOYMENT.

     Upon a Participant's ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under
Section 14, and such Participant's option shall be automatically terminated. The preceding sentence notwithstanding, a Participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Eligible Employee for the Participant's customary number of hours per week of employment during the period in which the Participant is subject to such payment in lieu of notice.

12. STOCK.

     Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be Seven Hundred Fifty Thousand (750,000) shares. Such shares may be authorized but unissued shares or treasury shares, or may be acquired by purchase for the accounts of participants on the open market, as the committee may determine. If an option shall expire or terminate without being exercised in full, any shares not purchased pursuant to such option shall again be available for granting options hereunder. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

13. ADMINISTRATION.

     The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full power, discretion and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, to take all action in connection with administration of the Plan as it deems necessary or advisable and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

14. DESIGNATION OF BENEFICIARY.

     a. A Participant may file a written designation of a beneficiary who is to receive any shares and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death prior to delivery to such Participant of such shares and cash.

     b. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TRANSFERABILITY.

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16. USE OF FUNDS.

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. REPORTS.

     Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

     a. Changes in Capitalization. If there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options or any other similar change in the Company's capitalization, the number and kind of shares available under Section 12, the number of shares to be purchased pursuant to an outstanding option and the price per share of Common Stock covered by an outstanding option may be appropriately adjusted by the Board or its committee, and the Board or its committee shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board's or its committee's determinations under this Section 18 shall be conclusive and binding on all parties.

     b. Dissolution or Liquidation. In the event of a liquidation or dissolution of the Company, the then-current Offering Period will terminate immediately, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

     c. Merger or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation, then, in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, or (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants.

19. AMENDMENT OR TERMINATION.

     a. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment or termination of the Plan in such a manner and to such a degree as required.

     b. Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U. S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     c. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (1) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

          (2) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

          (3) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

20. NOTICES.

     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. CONDITIONS UPON ISSUANCE OF SHARES.

     a. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     b. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. TERM OF PLAN.

     The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten years unless sooner terminated under
Section 19.

23. GOVERNING LAW.

     The law of the State of Florida, other than the conflict of laws provisions of such law, will govern all matters relating to the Plan.

24. EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                          FLORIDA EAST COAST INDUSTRIES, INC.

                                          By
                                             -----------------------------------

                            - FOLD AND DETACH HERE -

                      FLORIDA EAST COAST INDUSTRIES, INC.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE MAY 30, 2002 ANNUAL
                            MEETING OF STOCKHOLDERS
                              CLASS A COMMON STOCK

    The undersigned hereby appoints Robert F. MacSwain and Richard G. Smith and each of them Proxies with power of substitution to vote all shares of stock of Florida East Coast Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Florida East Coast Industries, Inc., to be held in the Flagler Room, Flagler College, 74 King St., St. Augustine, Florida, on Thursday, May 30, 2002, at 10:30 A.M., Eastern Daylight Saving Time, and at any adjournment or adjournments thereof, with discretionary authority, as provided in the Proxy Statement.

    The shares covered by this proxy will be voted in accordance with the choices made. When no choice is made, this proxy will be voted for all listed nominees for directors. In the event of cumulative voting, unless otherwise indicated below, a vote for nominees of the Board of Directors will give the persons named in the proxy discretionary authority to cumulate all votes as to which the shareholder is entitled and allocate such votes in favor of one or more nominees of the Board voted for by the shareholder, as the proxyholders may determine.

1. THE ELECTION OF TWO (2) DIRECTORS BY CLASS A COMMON STOCK SHAREHOLDERS:

ALLEN C. HARPER, GILBERT H. LAMPHERE

[ ]  FOR all             [ ]  WITHHOLD AUTHORITY                 [ ]  EXCEPTIONS
     nominees listed          to vote for all nominees listed

To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.

Exceptions
           ---------------------------------------------------------------------

To cumulate votes as to a particular nominee (or nominees) as explained in the Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s).

Cumulate
         -----------------------------------------------------------------------

                           (CONTINUED ON OTHER SIDE)

                            - FOLD AND DETACH HERE -

                          (CONTINUED FROM OTHER SIDE)

2. The APPROVAL of the Florida East Coast Industries Stock Incentive Plan.

                  FOR  [ ]                        AGAINST  [ ]

3. The APPROVAL of the Florida East Coast Industries Employee Stock Purchase
   Plan.

                  FOR  [ ]                        AGAINST  [ ]

PLEASE SIGN EXACTLY AS NAME APPEARS. IF STOCK IS HELD IN NAME OF JOINT HOLDERS, EACH SHOULD SIGN. IF YOU ARE SIGNING AS A TRUSTEE, EXECUTOR, ETC., PLEASE SO INDICATE.

                                              DATED:                      , 2002
                                                     ---------------------

                                              ----------------------------------
                                                          SIGNATURE

                                              ----------------------------------
                                                  SIGNATURE IF HELD JOINTLY

PLEASE MARK, SIGN, DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PAID RETURN ENVELOPE PROVIDED.

                            - FOLD AND DETACH HERE -

                      FLORIDA EAST COAST INDUSTRIES, INC.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE MAY 30, 2002 ANNUAL
                            MEETING OF STOCKHOLDERS
                              CLASS B COMMON STOCK

    The undersigned hereby appoints Robert F. MacSwain and Richard G. Smith and each of them Proxies with power of substitution to vote all shares of stock of Florida East Coast Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Florida East Coast Industries, Inc., to be held in the Flagler Room, Flagler College, 74 King St., St. Augustine, Florida, on Thursday, May 30, 2002, at 10:30 A.M., Eastern Daylight Saving Time, and at any adjournment or adjournments thereof, with discretionary authority, as provided in the Proxy Statement.

    The shares covered by this proxy will be voted in accordance with the choices made. When no choice is made, this proxy will be voted for all listed nominees for directors. In the event of cumulative voting, unless otherwise indicated below, a vote for nominees of the Board of Directors will give the persons named in the proxy discretionary authority to cumulate all votes as to which the shareholder is entitled and allocate such votes in favor of one or more nominees of the Board voted for by the shareholder, as the proxyholders may determine.

1. THE ELECTION OF EIGHT (8) DIRECTORS BY CLASS B COMMON STOCK SHAREHOLDERS:

ROBERT W. ANESTIS, RICHARD S. ELLWOOD, J. NELSON FAIRBANKS, DAVID M. FOSTER, ADOLFO HENRIQUES, JOSEPH NEMEC, HERBERT H. PEYTON, W.L. THORNTON

[ ]  FOR all          [ ]  WITHHOLD AUTHORITY                    [ ]  EXCEPTIONS
 nominees listed           to vote for all nominees listed

To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.

Exceptions
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To cumulate votes as to a particular nominee (or nominees) as explained in the
Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s).

Cumulate
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                           (CONTINUED ON OTHER SIDE)
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                            - FOLD AND DETACH HERE -

                          (CONTINUED FROM OTHER SIDE)

2. The APPROVAL of the Florida East Coast Industries Stock Incentive Plan.

                  FOR  [ ]                        AGAINST  [ ]

3. The APPROVAL of the Florida East Coast Industries Employee Stock Purchase
   Plan.

                  FOR  [ ]                        AGAINST  [ ]

PLEASE SIGN EXACTLY AS NAME APPEARS. IF STOCK IS HELD IN NAME OF JOINT HOLDERS, EACH SHOULD SIGN. IF YOU ARE SIGNING AS A TRUSTEE, EXECUTOR, ETC., PLEASE SO INDICATE.

                                              DATED:                      , 2002
                                                     ---------------------

                                              ----------------------------------
                                                          SIGNATURE

                                              ----------------------------------
                                                  SIGNATURE IF HELD JOINTLY

PLEASE MARK, SIGN, DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PAID RETURN ENVELOPE PROVIDED.